EXHIBIT  99B

U  S  WEST  Media  Group
7800  East  Orchard  Road
Englewood,  Colorado  80111
303    793-6500

[U  S  WEST  Media  Group  logo  and  registered  mark]

News  Release

Release  Date:          February  13,  1997

Contact:          Blair  Johnson          Steve  Lang
     (303)  793-6296          (303)  793-6290


               U S WEST MEDIA GROUP REPORTS 22 PERCENT INCREASE
                        IN OPERATING CASH FLOW IN 1996


ENGLEWOOD, Colo. - U S WEST Media Group (NYSE: UMG) today reported operating cash flow growth of more than 20 percent for the fifth consecutive quarter, results fueled by industry-leading growth in its cable TV, wireless and directory operations.
For the fourth quarter, Media Group reported $415 million of proportionate operating cash flow, a 29.5 percent normalized increase over the fourth quarter of 1995.
Other  highlights  of  1996,  Media  Group's  first  full  year,  included:
- Merging with Continental Cablevision, which made Media Group the third largest cable operator in the United States.
- Offering high-speed Internet access through cable modems and cable TV lines in certain Boston suburbs, Jacksonville, Fla., and -- beginning this
week    --  the  Detroit  area.
- Repurchasing $350 million worth, or 19 million shares, of Media Group stock in a buyback started in 1996.
- Launching, with its PrimeCo Personal Communications partners, a new generation of wireless telephone service, called PCS, in 16 U.S. cities. In addition, strong market demand last month enabled U S WEST to sell $4.1 billion in bonds -- twice its initial offering -- in the largest investment-grade debt transaction ever.
For the year ending December 31, 1996, Media Group reported -- on a proportionate basis:
     - A 22 PERCENT INCREASE IN OPERATING CASH FLOW, to $1.4 billion, not including results from Continental Cablevision since the Nov. 15 merger. Media Group's operating cash flow for 1995 was $1.15 billion. Including Continental's results since Nov. 15, Media Group's 1996 operating cash flow was $1.47 billion.
     Operating cash flow, which represents earnings before interest, taxes, depreciation and amortization (EBITDA), is an important indicator of the company's operating performance.
     - A 19 PERCENT INCREASE IN REVENUE, to $6.1 billion, not including results from Continental. Media Group's revenue for 1995 was $5.1 billion. Including Continental's results since Nov. 15, Media Group's 1996 revenue was $6.4 billion.
- A 17 PERCENT INCREASE IN CUSTOMERS WORLDWIDE, not including those added in the Continental merger. Including Continental's 4.9 million customers, Media Group now serves 11.9 million customers on a proportionate basis. Because Media Group participates in numerous joint ventures, the company uses proportionate accounting to reflect its relative share of operating revenues and  expenses  associated  with  these  operations.
For 1996, Media Group reported a net loss of $71 million. Excluding Continental, Media Group would have broken even.
"Media Group got off to a strong start in our first full year," said Richard McCormick, U S WEST chairman and chief executive officer. "We produced impressive cash flow growth. We set the stage for further growth by merging with Continental and introducing PCS. And last month we got a strong vote of confidence when investors bought $4.1 billion in U S WEST bonds." Chuck Lillis, Media Group president and chief executive officer, said he was particularly pleased that Media Group met -- and exceeded -- its aggressive objectives for 1996.
"These results reflect our emphasis on superior operating performance," Lillis said. "Our cable subscriber growth in Atlanta was twice the industry average. Domestic cellular cash flow reached an all-time high. And directory revenue growth led that industry for the sixth straight year."
In  1997,  Lillis  said  Media  Group  will  focus  on  two  goals.
"We're committed to again delivering industry-leading growth and continuing to upgrade our networks to offer new services," Lillis said. Proportionate operating highlights for 1996 -- by line of business -- include:
- CABLE AND TELEPHONY: Subscriber growth of 4.5 percent for MediaOne, the company's Atlanta cable operation, exceeded the industry average for the eighth consecutive quarter. MediaOne ended 1996 with 512,000 customers. This strong subscriber growth produced revenue of $236 million, a 9.8 percent increase compared to 1995. Operating cash flow in 1996 was $109 million, a 9 percent increase.
     For the six weeks since it merged with Media Group, Continental reported domestic revenue of $263 million and operating cash flow of $87 million. Continental ended the year with 4.5 million domestic subscribers.
     Meanwhile, Media Group's investment in Time Warner Entertainment generated operating cash flow of $590 million in 1996, a 15.7 percent increase from 1995.
     Media  Group's  international  cable  properties  also  produced  strong subscriber growth. At year-end, its share of subscribers in these joint ventures was 1.2 million, a 15 percent (normalized) increase compared to 1995. In the United Kingdom, the company's Telewest joint venture increased its cable subscriber base by 32 percent over 1995. Media Group ended 1996 with 161,000 U.K. cable subscribers. In addition, Telewest provided 47 percent more telephone lines in 1996, giving Media Group 207,000 lines. Nearly three-fourths of Telewest's cable subscribers also take telephone service.
     - WIRELESS: Media Group's domestic cellular operations continued to lead the industry in two growth measurements. Its subscriber base increased 40 percent, to 1.9 million proportionate customers, and its operating cash flow increased 50 percent, to $350 million. In addition, its operating cash flow margins increased by more than 4 percentage points.
     International wireless operations also grew rapidly. Media Group ended 1996 with 509,000 proportionate customers, up 65 percent from 1995. In the U.K., the company's One 2 One joint venture increased its subscriber base by 45 percent in 1996. Media Group ended the year with 273,000 proportionate customers. In Central Europe, Media Group's joint ventures in Hungary, the Czech Republic, Slovakia and Poland added more than 87,000 proportionate subscribers in 1996, largely due to the introduction of new digital wireless phones.
- DIRECTORIES: Media Group's directory publishing business, now called U S WEST Dex, was an industry leader in published revenue growth for the sixth consecutive year. Boosted by a 5.7 percent increase in revenue per advertiser, Media Group's domestic directories reported 1996 revenue of $1.1 billion, a 7.4 percent increase from 1995.
U S WEST Media Group, one of America's largest broadband communications companies, is involved in domestic and international cable and telephony, wireless communications, and directory and information services. For 1996, U S WEST Media Group reported proportionate revenues of $6.4 billion.

Media Group is one of two major groups that make up U S WEST, a company in the connections business helping customers share information, entertainment and communications services in local markets worldwide. U S WEST's other major group, U S WEST Communications, provides telecommunications services in 14 western and midwestern states.

                                     # # #

Some of the information presented in or in connection with this announcement constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors that could cause actual results to differ from expectations include: (i) a change in economic conditions in the various markets served by the Company's operations that could adversely affect the level of demand for cable, wireless, directory or other services offered by the Company, (ii) greater than anticipated competitive activity requiring new pricing for Company services, (iii) higher than anticipated start-up costs associated with new business opportunities, (iv) regulatory changes affecting the telecommunications industry, (v) increases in fraudulent activity with respect to wireless services, or (vi) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations.

Note: This release and the accompanying financial information will be available on the Internet after 8:00 a.m. MST, by accessing U S WEST's
Internet  site:    www.uswest.com

U  S  WEST  MEDIA  GROUP


    U S WEST MEDIA GROUP SELECTED OPERATING HIGHLIGHTS BY LINE OF BUSINESS
               (ALL CHANGES ARE IN COMPARISON TO YEAR-END 1995)

              U S WEST MEDIA GROUP COMBINED PROPORTIONATE RESULTS
Revenue  of  $6.4  billion
Operating  cash  flow  of  $1.47  billion

                              CABLE AND TELEPHONY
CONTINENTAL  CABLEVISION  (11/15/96-12/31/96)
-  A  3.8%  cable  subscriber  increase  on  a  comparable  basis
-  Revenue  of  $263  million
-  Operating  cash  flow  of  $87  million

INTERNATIONAL
-  1.2  million  subscribers,  a  15%  increase  on  a  comparable  basis
-  Revenue  of  $251  million,  an  80%  increase  on  a  comparable  basis
-  Operating  cash  flow  loss  of  $50  million

MEDIAONE
-  512,000  customers,  a  4.5%  increase
-  Revenue  of  $236  million,  a  9.8%  increase
-  Operating  cash  flow  of  $109  million,  a  9%  increase

TIME  WARNER  ENTERTAINMENT  (TWE)
-  A  3.6%  cable  subscriber  increase  on  a  comparable  basis
-  Revenue  of  $2.8  billion,  a  14%  increase
-  Operating  cash  flow  of  $590  million,  a  15.7%  increase

                                   WIRELESS
DOMESTIC  WIRELESS
-  1.9  million  customers,  a  40%  increase
-  Revenue  of  $1.1  billion,  a  31%  increase
-  Operating  cash  flow  of  $350  million,  a  50%  increase
-  Operating  cash  flow,  as  a  percent  of  net operating revenue, of 37.5%

INTERNATIONAL
-  509,000  subscribers,  a  65%  increase
-  Revenue  of  $436  million,  a  48%  increase
- Operating cash flow loss of $2 million, compared with a loss of $40 million in 1995

                      DIRECTORY AND INFORMATION SERVICES
U  S  WEST  DEX  (DIRECTORIES)
-  Revenue  of  $1.1  billion,  a  7.4%  increase
-  Operating  cash  flow  of  $531  million,  a  2.3%  increase

INTERNATIONAL
-  Revenue  of  $206  million,  a  45%  increase
-  Operating  cash  flow  of  $20  million,  compared  to  $3  million in 1995

                  U S WEST MEDIA GROUP COMBINED GAAP RESULTS
-  Revenue  of  $2.96  billion
-  Operating  cash  flow  of  $937  million
-  Net  loss  of  $71  million
-  Loss  per  common  share  of  16  cents